                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                AMENDMENT NO. 1

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT:    MAY 5, 1997


                                 UNICOMP, INC.
              (Exact name of registrant as specified in its charter)

                        COMMISSION FILE NUMBER:  0-15671

          COLORADO                                      84-1023666
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                          1850 PARKWAY PLACE, SUITE 925
                             MARIETTA, GEORGIA  30067
            (Address of principal executive offices including zip code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:    (770) 424-3684

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     On February 20, 1997, UniComp, Inc. (the "Company") acquired 100% of the issued and outstanding capital stock of CEM Computers Limited ("CEM"), a United Kingdom corporation, pursuant to a Share Sale Agreement, dated February 20, 1997 (the "Agreement"). The authorized capital stock of CEM consists of 49,500 shares of class A common stock and 500 shares of class B common stock, of which 1,100 shares of class A common stock and 500 shares of class B common stock were issued and outstanding. The Company acquired the capital stock of CEM for approximately $3.8 million, most of which was financed by debt collateralized by certain assets of CEM and the Company. The terms of the Agreement and the amount of the consideration paid for the CEM capital stock was determined through arms-length negotiations among the parties.

     The Company will operate CEM as a subsidiary. Prior to the acquisition, CEM was a wholly owned subsidiary of Eurodis Electron Plc and was in the business of providing independent hardware and software support, systems integration services, training and systems support, primarily in Northern Ireland and was also a reseller of computer equipment primarily to the education and corporate marketplace. The Company intends to continue such business.

     The description of the transactions contemplated by the Agreement is qualified entirely by reference to the Agreement which was previously filed as
Exhibit 2.1 and is incorporated herein by reference.

     The transaction was accounted for as a purchase and financial statements for the appropriate periods are filed under this item. The financial statements are prepared under United Kingdom generally accepted accounting principles and are presented in British Pounds. The Company believes that there are no significant differences between United States generally accepted accounting principles and United Kingdom generally accepted accounting principles as it relates to the financial statements of CEM.

CEM COMPUTERS LIMITED

DIRECTORS' REPORTS AND ACCOUNTS

FOR THE YEARS ENDED 31ST MAY 1996, 1995, AND 1994


CONTENTS                      PAGE

GENERAL INFORMATION           4

DIRECTORS' REPORTS            5 - 13

AUDITORS' REPORTS             14 - 16

PROFIT AND LOSS ACCOUNTS      17

BALANCE SHEETS                18

NOTES TO THE ACCOUNTS         19 - 28

GENERAL INFORMATION

DIRECTORS:
         B. S. Keating
         A. W. Parke
         H. J. R. Moore
         R. G. Johnston
         J. C. Hall
         Eurodis Electron plc

SECRETARIES:
         B. E. Davis
         H. J. R. Moore

REGISTERED OFFICE:
         CEM House
         Victoria Business Park
         West Bank Road
         Belfast Harbour Estate
         Belfast
         BT3 9JE

REGISTERED NUMBER:
         NI 14278

AUDITORS:
         Price Waterhouse
         Royston House
         34 Upper Queen Street
         Belfast
         BT1 6HG

BANKERS:
         Northern Bank Limited
         12/13 Shaftesbury Square
         Belfast
         BT2 7DJ

SOLICITORS:
         Carson & McDowell
         Murray House
         Murray Street
         Belfast
         BT1 6HS

DIRECTORS' REPORT

     The Directors present their report and the audited accounts of the company for the year ended 31 May 1996.


REVIEW OF THE BUSINESS

     The company fulfilled most of the financial and non-financial goals for the year, with sales of systems and services on target. Trading continued along expected lines in most areas with little or no surprises experienced.

     The company achieved ISO 9002 certification in its Customer Services division and has committed to becoming an IIP company as one of the cornerstones of being a service based company.

     The Software Development division was very active and has a committed workload for most of the next financial year.

     The regional support program is working well and has been extended to more engineers in various locations in Ireland.

RESULTS AND DIVIDENDS

     The company's profit after taxation for the financial year is L152,000 (1995-L238,000). The directors do not recommend the payment of a dividend. If this recommendation is accepted, L152,000 will be transferred to reserves.

DIRECTORS AND THEIR INTERESTS

     The directors who held office during the year and their interests in shares of group companies at 31 May 1996 and 1995 are given below:

                                                 EURODIS ELECTRON PLC
                                          ORDINARY SHARES OF 10P EACH

                                           1996             1995

     BS Keating                           29,000           34,000
     A W Parke                               ---              700
     H J R Moore                             ---              ---
     R G Johnston                            ---              ---
     J C Hall                                ---              ---
     Eurodis Electron Plc                    ---              ---


     Apart from Eurodis Electron Plc, none of the directors held any shares in CEM Computers Ltd.

     The company is nominated to participate in the Eurodis Electron Executive Share Option Scheme 1991 (ESOP) details of which can be found in the Annual Report and Accounts of Eurodis Electron Plc. The directors have advised that they have an interest in 50,000 ordinary shares of 10p each in Eurodis Electron Plc (the ultimate parent) as potential beneficiaries of the ESOP.

     The company has also been notified of directors' interests in respect of options over Ordinary Shares of 10p each in Electron House Plc granted under the Electron House Executive share Option Scheme as follows:

     Name                            Number of Shares       Price

     J. C. Hall                          5,000              102p
     R.G. Johnston                       5,000              102p

     There were no other changes to directors' interests as at 'Date of Accounts'.

FIXED ASSETS

     The movements in fixed assets during the year are shown in the Note 9 to the accounts.

FUTURE DEVELOPMENTS

     The company continues towards it's ultimate goal of being recognised as a premier systems and services company and has agreed new 3 year goals to achieve this mission.

     CEM has committed to becoming an IIP company as one of the cornerstones of being a service based company, together with the development of our business processes across the whole company towards ISO 9002 certification and further investment in our own information systems.

     Marketing and Sales continue to seek new solutions and develop new services for our customers.

     A sales and support office is planned for Dublin during the current year to capitalise on our current all Ireland potential for a number of our solutions and services.

     Investment continues to be made in our software development capabilities, including multimedia which has a number of successful projects completed and in its portfolio.

CHARITABLE AND POLITICAL DONATIONS

     The company made charitable donations of L1,000 (1995 - L510) during the year and no political donations.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

     Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those accounts, the directors are required to:

     -  select suitable accounting policies and then apply them consistently:

     -  make judgements and estimates that are reasonable and prudent:

     - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts:

     - prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies (Northern Ireland) Order 1986. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS

     The auditors, Price Waterhouse, have indicated their willingness to continue in office, and a resolution for their re-appointment will be proposed at the Annual General Meeting.

     By Order of the Board

     /s/ H.J.R. MOORE
     ------------------
     H.J.R.  MOORE
     SECRETARY

DIRECTORS'  REPORT

     The Directors present their report and the audited accounts of the company for the year ended 31 May 1995.

REVIEW OF THE BUSINESS

     The company's principal activities during the year were the selling and supporting of systems and services and the development of computer software.

     System sales were increasingly concentrated on a number of well-defined solutions, promoted and supported through business units.

     Regional support engineers were established in Dublin and Derry to improve All-Ireland coverage.

     The first significant multi-media order was taken and is currently being produced by the software development group.

     Signs of improvement in general market conditions were seen during the year.

RESULTS AND THEIR INTERESTS

     The company's profit after taxation for the financial year is L238,000 (1994-L243,000). The directors recommend a final ordinary dividend of L125.00 per share amounting to L200,000. If this recommendation is adopted L38,000 will be transferred to reserves.

DIRECTORS' AND THEIR INTERESTS

     The directors at the year end and their interests in shares of group companies at 31 May 1995 and 1994 are given below:

                             CEM COMPUTERS LIMITED ELECTRON HOUSE PLC
                                          ORDINARY SHARES OF 10P EACH

                                           1995      1994

     BS Keating                           34,000    25,000
     A W Parke                               700
     H J R Moore                             ---       ---
     R G Johnston                            ---       ---
     J C Hall                                ---       ---

     The company is nominated to participate in the Electron House Executive Share Option Scheme 1991 (ESOP) details of which can be found in the Annual Report and Accounts of Electron House Plc. The directors have advised that they have an interest in 140,000 ordinary shares of 10p each in Electron House Plc (the ultimate parent) as potential beneficiaries of the ESOP.

     The company has also been notified of directors' interests in respect of options over Ordinary Shares of 10p each in Electron House Plc granted under the Electron House Executive share Option Scheme as follows:

     Name                            Number of Shares       Price

     J. C. Hall                            5,000             102p
     R.G. Johnston                         5,000             102p

     There were no other changes to directors' interests as at 'Date of Accounts'.

FIXED ASSETS

     The movements in fixed assets during the year are shown in the Note 7 to the accounts.

FUTURE DEVELOPMENTS

     The company continues its policy of selling and providing more services whether directly through its Customer Services and Software Development Departments or indirectly via its specialist system sales.

     The company plans to expand its All-Ireland operation.

     More emphasise will be given to software development and in particular multi-media products.

CHARITABLE AND POLITICAL DONATIONS

     The company made charitable donations of L510 (1994 - L811) during the year and no political donations.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

     Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those accounts, the directors are required to:

     -  select suitable accounting policies and then apply them consistently:

     -  make judgements and estimates that are reasonable and prudent:

     - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts:

     - prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies (Northern Ireland) Order 1986. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS

     The auditors, Price Waterhouse, have indicated their willingness to continue in office, and a resolution for their re-appointment will be proposed at the Annual General Meeting.

     By Order of the Board

     /s/ H.J.R. MOORE
     ------------------
     H.J.R.  MOORE
     SECRETARY

DIRECTORS'  REPORT

     The Directors present their report and the audited accounts of the company for the year ended 31 May 1994.

REVIEW OF THE BUSINESS

     The company's principal activities during the year were the selling and maintenance of computers, computer consultancy and development of computer software.

     Market conditions continue to be difficult with increased competition from manufacturers and direct mail order in addition to the normal problems of over supply and decreasing prices and margins.

     The company's continuing policy of concentration on added value services together with more specialisation has helped to negate some of the above market trends.

RESULTS AND THEIR INTERESTS

     The company's profit after taxation for the financial year is L243,000 (1993-L697,000). The directors recommend a final ordinary dividend of L93.75 per share amounting to L150,000. If this recommendation is adopted L93,000 will be transferred to reserves.

DIRECTORS' AND THEIR INTERESTS

     The directors at the year end and their interests in shares of group companies at 31 May 1994 and 1993 are given below:

                             CEM COMPUTERS LIMITED ELECTRON HOUSE PLC
                                          ORDINARY SHARES OF 10P EACH

                                           1994      1993

     BS Keating                           25,000    25,000
     A W Parke                               ---       ---
     H J R Moore                             ---       ---
     R G Johnston                            ---       ---
     J C Hall                                ---       ---

     The company is nominated to participate in the Electron House Executive Share Option Scheme 1991 (ESOP) details of which can be found in the Annual Report and Accounts of Electron House Plc. The directors have advised that they have an interest in 310,000 ordinary shares of 10p each in Electron House Plc (the ultimate parent) as potential beneficiaries of the ESOP.

     Dr B. S. Keating was granted options over 30,000 shares of 10p each in Electron House Plc on 7 August 1991 at a price of 33p per share under the ESOP and is thus interested in those shares as an option holder and not simply as potential beneficiary of the ESOP.

     The company has also been notified of directors' interests in respect of options over Ordinary Shares of 10p each in Electron House Plc granted under the Electron House Executive share Option Scheme as follows:

     Name                            Number of Shares       Price

     A. Parke                             15,000              33p
     H.J.R. Moore                         10,000              33p
     J. C. Hall                            5,000             102p
     R.G. Johnston                         5,000             102p

     Since 31 May 1994 Mr B. S. Keating, Mr A. Parke and Mr H.J.R. Moore exercised all their options. Mr B. S. Keating has disposed of 21,000 ordinary shares, Mr A. Parke has disposed of 14,300 ordinary shares and Mr H.J.R. Moore has disposed of 8,000 ordinary shares.

     There were no other changes to directors' interests as at 'Date of Accounts'.

FIXED ASSETS

     The movements in fixed assets during the year are shown in the Note 7 to the accounts.

FUTURE DEVELOPMENTS

     The company has long recognised the need to add value through more specialisation.

     Various areas have been selected in which the company plans to concentrate its business activities including data communications, software development, graphics and multimedia.

CHARITABLE AND POLITICAL DONATIONS

     The company made charitable donations of L811 (1993 - L2,051) during the year and no political donations.

STATEMENT OF DIRECTORS' RESPONSIBILITIES

     Company law requires the directors to prepare accounts for each financial year which give a true and fair view of the state of affairs of the company and of the profit or loss of the company for that period. In preparing those accounts, the directors are required to:

     -  select suitable accounting policies and then apply them consistently:

     -  make judgements and estimates that are reasonable and prudent:

     - state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the accounts:

     - prepare the accounts on the going concern basis unless it is inappropriate to presume that the company will continue in business.

     The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the accounts comply with the Companies (Northern Ireland) Order 1986. They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

AUDITORS

     The auditors, Price Waterhouse, have indicated their willingness to continue in office, and a resolution for their re-appointment will be proposed at the Annual General Meeting.

     By Order of the Board

     /s/ H.J.R. MOORE
     ------------------
     H.J.R.  MOORE
     SECRETARY

AUDITORS' REPORT TO THE SHAREHOLDERS OF
CEM COMPUTERS LIMITED

     We have audited the accounts on pages 17 to 28 which have been prepared under the historical cost convention and the accounting policies set out on pages 19 and 20.

     Respective responsibilities of directors and auditors

     As described on pages 5 to 7 the company's directors are responsible for the presentation of accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

     BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

     OPINION

     In our opinion the accounts give a true and fair view of the state of the company's affairs as at 31 May 1996 and of its profit for the year then ended and have been properly prepared in accordance with the Companies (Northern Ireland) Order 1986.


     PRICE  WATERHOUSE
     Chartered Accountants
     and Registered Auditors

     Belfast
     Date: 29 January 1997

AUDITORS' REPORT TO THE SHAREHOLDERS OF
CEM COMPUTERS LIMITED

     We have audited the accounts on pages 17 to 28 which have been prepared under the historical cost convention and the accounting policies set out on pages 19 and 20.

     Respective responsibilities of directors and auditors

     As described on pages 8 to 10 the company's directors are responsible for the presentation of accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

     BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

     OPINION

     In our opinion the accounts give a true and fair view of the state of the company's affairs as at 31 May 1995 and off its profit for the year then ended and have been properly prepared in accordance with the Companies (Northern Ireland) Order 1986.


     PRICE  WATERHOUSE
     Chartered Accountants
     and Registered Auditors

     Belfast
     Date:  3 November 1995

AUDITORS' REPORT TO THE SHAREHOLDERS OF
CEM COMPUTERS LIMITED

     We have audited the accounts on pages 17 to 28 which have been prepared under the historical cost convention and the accounting policies set out on pages 19 and 20.

     Respective responsibilities of directors and auditors

     As described on pages 11 to 13 the company's directors are responsible for the presentation of accounts. It is our responsibility to form an independent opinion, based on our audit, on those accounts and to report our opinion to you.

     BASIS OF OPINION

     We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the accounts. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the accounts, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

     We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the accounts are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the accounts.

     OPINION

     In our opinion the accounts give a true and fair view of the state of the company's affairs as at 31 May 1994 and off its profit for the year then ended and have been properly prepared in accordance with the Companies (Northern Ireland) Order 1986.


     PRICE  WATERHOUSE
     Chartered Accountants
     and Registered Auditors

     Belfast
     Date:  2 November 1994

PROFIT AND LOSS ACCOUNTS FOR THE YEARS ENDED 31 MAY 1996, 1995, AND 1994
(AUDITED)

                                           1996      1995      1994
                                          L'000     L'000     L'000

TURNOVER                            3    15,070    13,537    12,671

COST OF SALES                           (11,939)  (10,716)  (10,087)
                                        --------  --------  --------

GROSS PROFIT                              3,131     2,821     2,584

Distribution costs                       (2,330)   (2,074)   (1,891)

Administrative expenses                    (439)     (429)     (403)

Other operating income                                 21        10
                                        --------  --------  --------

OPERATING PROFIT                            362       339       300

Interest payable and similar charges        (40)      (54)      (73)
                                        --------  --------  --------
PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION                             322       285       227

TAXATION ON PROFIT ON ORDINARY
ACTIVITIES                          7      (170)      (47)       16
                                        --------  --------  --------
PROFIT ON ORDINARY ACTIVITIES
AFTER TAXATION                              152       238       243

Dividend payable                    8       ---      (200)     (150)
                                        --------  --------  --------
RETAINED PROFIT TRANSFERRED
TO RESERVES                         16      152        38        93

The company has no recognised gains and losses other than those included above and therefore no separate statement of total recognised gains and losses has been presented.

There is no difference between the profit on ordinary activities before taxation and the retained profit for the year stated above and their historical cost equivalents.

The notes on pages 19 to 28 form part of these accounts.

BALANCE SHEETS - 31 MAY 1996, 1995, AND 1994 (AUDITED)

                                     Notes    1996      1995      1994
                                              L'000     L'000     L'000


FIXED ASSETS
Tangible assets                        9       658       614       658
                                               ---       ---       ---
                                               658       614       658
                                               ---       ---       ---
CURRENT ASSETS

Stock                                  10      532       575       434
Debtors                                11    5,745     5,143     4,678
Cash in hand and at bank                       ---        84        28
                                            -------   -------    ------
                                             6,277     5,802     5,140
CREDITORS:

Amounts falling due within one year    12   (5,892)   (5,526)   (4,934)
                                            -------   -------    ------
NET CURRENT ASSETS                             385       276       206

TOTAL ASSETS LESS
CURRENT LIABILITIES                          1,043       890       864

CREDITORS:
Amounts falling due after one year     13       (8)       (7)      (11)
PROVISION FOR LIABILITIES
AND CHARGES                            13A     ---       ---        (8)
                                            -------   -------    ------
                                             1,035       883       845
CAPITAL AND RESERVES

Called up share capital                15        2         2         2
Profit and loss account                16    1,033       881       843
                                            -------   -------    ------
                                             1,035       883       845

APPROVED BY THE BOARD ON
29TH JANUARY 1997

                          /s/ B.S. Keating               /s/ H.J.R. Moore
                      -------------------------     -------------------------
DIRECTORS:                  B. S. Keating                  H.J.R. Moore

The notes on pages 19 to 28 form part of these accounts.

NOTES TO THE ACCOUNTS - 31 MAY 1996

1.   ACCOUNTING POLICIES

     (A)  ACCOUNTING CONVENTION

          The accounts are prepared under the historical cost convention and in accordance with applicable accounting standards.

     (B)  TURNOVER

          Turnover represents the value sold to third parties on continuing activities excluding value added tax.

     (C)  TANGIBLE FIXED ASSETS AND DEPRECIATION

          Depreciation is provided on all tangible fixed assets at annual rates calculated to write off the cost of each asset over its estimated useful life, at the following rates:

          Fitting out costs             - 10%     Straight line
          Computer equipment            - 25%     Straight line
          Furniture, fittings & plant   - 25%     Straight line
          Motor vehicles                - 25%     Straight line

     (D)  STOCKS

          Stocks are stated at the lower of cost and net realisable value.

     (E)  DEFERRED TAXATION

          Provision is made for deferred taxation, using the liability method, where there is a reasonable probability of a material liability arising from timing differences.

     (F)  FOREIGN CURRENCIES


          Transactions denominated in foreign currencies are translated into local currency at the rate of exchange prevailing when the transaction took place. Foreign currency assets and liabilities are translated into local currency at the rate of exchange ruling at the balance sheet date. Profits and losses on exchange arising in the local currency financial accounts of the individual companies are dealt with through the profit and loss account.

     (G)  FINANCE LEASE AND HIRE PURCHASE COMMITMENTS

          Assets acquired under finance lease and hire purchase contracts are capitalised in the balance sheet and are depreciated over their useful lives. The interest element of rental obligations is charged to the profit and loss account over the period of the contracts and represents a constant proportion of the balance of the capital repayments outstanding.

     (H)  LEASES

          Rentals arising on operating leases are charged in the profit and loss account on a straight line basis over the lease term.

     (I)  DEVELOPMENT EXPENDITURE

          Development costs of Strategix Software are capitalised under computer equipment and are amortised over five years which is the period during which the company will derive benefit from the expenditure.

2.   TURNOVER AND PROFIT BEFORE TAX

     In accordance with article 55(5) of the Companies (Northern Ireland) Order 1986, segmental information has been omitted. The directors believe that disclosure of such information would be seriously prejudicial to the interests of the company.

3.   PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                  1996    1995    1994
                                                 L'000   L'000   L'000
     Profit on ordinary activities before
     taxation is after charging:
     Depreciation                                  234     217     232

     Auditors remuneration                           8       7       8

     Interest payable on bank & other borrowings    39      52      60

     Hire of plant and machinery                     6       3       2

     Hire purchase interest paid                     1       2      13

4.   STAFF COSTS                                       1996     1995     1994
                                                      L'000    L'000    L'000

     Wages and salaries                               1,395    1,238    1,056
     Social security costs                              139      132       99
     Other pension costs                                 29       24       21
                                                      -----    -----    -----
                                                      1,563    1,394    1,176

                                                       1996     1995     1994
                                                      Number   Number   Number
     The average number of persons, including
     directors, employed by the company during
     year was:                                           99       93       87

     Divided by activity as follows:
     Office management and sales                         95       90       83
     Warehouse                                            4        3        4
                                                         --       --       --
                                                         99       93       87

5.   DIRECTORS EMOLUMENTS                              1996     1995     1994
                                                      L'000    L'000    L'000

     Pension contributions                               14       13       13
     Management services                                243      247      223
                                                        ---      ---      ---
                                                        257      260      236
     The emoluments excluding pension
     contributions of the highest paid director
     amounted to:                                   L69,565  L68,401  L59,129

     The number of directors whose emoluments
     excluding pension contributions were within     Number    Number    Number
     the bands stated are noted below:

     L30,001 - L35,000                                  ---       ---         1
     L35,001 - L40,000                                    2         2         2
     L40,001 - L45,000                                    1         1       ---
     L55,001 - L60,000                                  ---       ---         2
     L60,001 - L65,000                                    1         1       ---
     L65,001 - L70,000                                    1         1       ---

6.   INTEREST PAYABLE                                  1996      1995      1994
                                                      L'000     L'000     L'000
     Interest payable on bank overdrafts and
     loans wholly repayable within five years            39        52        60

     Interest payable on finance leases                   1         2        13

7.   TAXATION ON PROFIT ON ORDINARY ACTIVITIES         1996      1995      1994
                                                      L'000     L'000     L'000

     Taxation on profit for the year:
     UK corporation tax - current year                  121        55        --
     UK corporation tax - prior year                     49        --       (24)
     Deferred taxation                                   --        (8)        8
                                                        ---        ---      ----
                                                        170        47       (16)

8.   DIVIDENDS                                          1996      1995      1994
                                                       L'000     L'000     L'000

     Proposed final L0 per share
     (1995 L125 per share) (1994 L93.75 per share)      ---       200       150

9.   TANGIBLE ASSETS     FITTING   COMPUTER   FURNISHING  MOTOR      TOTAL
                         OUT COST  EQUIPMENT  FITTINGS    VEHICLES

     Cost                L'000     L'000      L'000       L'000     L'000

     At 31 May 1995          124     1,007         247        233    1,611
     Additions                --       233          15         55      303
     Disposals                --       (24)         --        (79)    (103)
                             ---     -----         ---        ---    -----
     At 31 May 1996          124     1,216         262        209    1,811
                             ---     -----         ---        ---    -----

     Depreciation

     At 31 May 1995           27       653         184        133      997
     Charge for year          13       150          40         30      233
     Disposals                --       (17)         --        (60)     (77)
                             ---       ---         ---        ----    -----
     At 31 May 1996           40       786         224         103    1,153
                             ---       ---         ---        ----    -----
     Net book amount

     At 31 May 1996           84       430          38         106      658
                             ---       ---          --         ---      ---
     At 31 May 1995           97       354          63         100      614
                             ---       ---          --         ---      ---

9A.  TANGIBLE ASSETS     FITTING   COMPUTER   FURNISHING  MOTOR      TOTAL
                         OUT COST  EQUIPMENT  FITTINGS    VEHICLES

     Cost                L'000     L'000      L'000       L'000     L'000

     At 31 May 1994          119       975         239         282    1,615
     Additions                 5       194           8          25      232
     Disposals                --      (156)         --         (74)    (203)
                             ---     -----         ---         ---    -----
     At 31 May 1995          124     1,013         247         233    1,617
                             ---     -----         ---         ---    -----
     Depreciation

     At 31 May 1994           14       641         147         155      957
     Charge for year          13       142          37          32      224
     Disposals                --      (124)         --         (54)    (178)
                             ---      ----         ---         ---    -----
     At 31 May 1995           27       659         184         133    1,003

                             ---      ----         ---         ---    -----
     Net book amount

     At 31 May 1995           97       354          63         100      614
                             ---      ----         ---         ---      ---

     At 31 May 1994          105       334          92         127      658
                             ---      ----         ---         ---      ---

9B.  TANGIBLE ASSETS      FITTING   COMPUTER   FURNISHING    MOTOR     TOTAL
                          OUT COST  EQUIPMENT   FITTINGS    VEHICLES

     Cost                  L'000     L'000       L'000       L'000     L'000

     At 31 May 1993          125       803         218         299    1,445
     Additions                (6)      216          21          27      258
     Disposals                --       (44)         --         (44)     (88)
                             ---       ---         ---         ---    -----
     At 31 May 1994          119       975         239         282    1,615
                             ---       ---         ---         ---    -----
     Depreciation

     At 31 May 1993            2       522         108         146      778
     Charge for year          12       141          39          39      231
     Disposals                --       (22)         --         (30)     (52)
                             ---       ---         ---         ---      ----
     At 31 May 1994           14       641         147         155       957
                             ---       ---         ---         ---      ----
     Net book amount

     At 31 May 1994          105       334          92         127       658
                             ---       ---         ---         ---       ---

     At 31 May 1993          123       281         110         153       667
                             ---       ---         ---         ---       ---

     Included within motor vehicles are assets acquired under finance leases at a cost of L41,823 with accumulated depreciation of L3,840.

10.  STOCKS                       1996      1995      1994
                                 L'000     L'000     L'000

     Goods for resale              532       575       434

     The replacement cost of stocks does not differ from the balance sheet amount.

11.  DEBTORS                                              1996     1995    1994
                                                         L'000    L'000   L'000

     Trade debtors                                       2,016    1,722   1,817
     Amounts owed by group undertakings                  3,553    3,092   2,642
     Other debtors                                          30      170      64
     Prepayments and accrued income                        146      159     155
                                                         -----    -----   -----
                                                         5,745    5,143   4,678

12.  CREDITORS: Amounts falling due within one year:      1996     1995    1994
                                                         L'000    L'000   L'000

     Bank overdraft                                        129       --      16
     Obligations under finance leases & HP contract         22       --      20
     Trade creditors                                     1,192    1,272   1,152
     Amounts owing to group undertakings                 3,371    3,366   3,171
     Corporation tax                                       121       53    (312)
     Other taxation & social security                      352      242     145
     Other creditors                                       104       84     180
     Accruals and deferred income                          601      509     562
                                                         -----    -----   -----
                                                         5,892    5,526   4,934

     The bank overdraft of the company, which is included in the bank overdraft of the group, is secured by letter of guarantee from the ultimate holding company.


13.  CREDITORS: Amounts falling due after one year:       1996     1995    1994
                                                         L'000    L'000   L'000

     Obligations under finance lease & HP contract           8        7      11

     Hire purchase creditors are in effect secured on the assets to which the agreements relate.

13A  PROVISIONS FOR LIABILITIES AND CHARGES               1996     1995    1994
                                                         L'000    L'000   L'000

     DEFERRED TAXATION:
     At 31 May                                             ---       8       0
     Charge for the year                                   ---      (8)      8
                                                         -----   -----   -----
                                                           ---       0       8

14.  LEASE OBLIGATIONS:                                   1996    1995    1994
                                                         L'000   L'000   L'000
     Obligations under finance leases and hire purchase contracts falling due:

     Within one year                                        16     ---     ---
     Within two to five years                                6       7     ---


15.  CALLED UP SHARE CAPITAL                              1996    1995    1994
                                                         L'000   L'000   L'000
     Authorised
     50,000 Ordinary shares at L1 each                  50,000  50,000  50,000
                                                        ------  ------  ------
     Allotted, Issued and fully paid
     Class "A" 1100 Ordinary shares of L1 each           1,100   1,100   1,100
     Class "B" 500 Ordinary shares of L1 each              500     500     500
                                                        ------  ------  ------
                                                         1,600   1,600   1,600
                                                        ------  ------  ------

16.  PROFIT AND LOSS ACCOUNT                              1996    1995    1994
                                                         L'000   L'000   L'000

     At 31 May                                             881     843     750
     Retained profit for the year                          152      38      93
                                                           ---     ---     ---
     At 31 May                                           1,033     881     843
                                                         -----   -----   -----

17.  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                              1996    1995    1994
                                             L,000   L,000   L'000

     Profit for the period                     152     238     243
     Dividends                                 ---    (200)   (150)
                                              ----    ----    ----
     Net additions to shareholders funds       152      38      93
     Opening shareholders' funds               883     845     752
                                              ----    ----    ----
     Closing shareholders funds              1,035     883     845
                                              ----    ----     ---

18.  CAPITAL COMMITMENTS:                             LAND & BUILDINGS    OTHER
                                                            L'000         L'000
     The company had no capital commitments at the
     balance sheet date. (1995 - nil   1994 - nil)

     The company had a number of operating leases in force at the year end. The minimum annual rentals under these leases are as follows - Operating Leases which expire:

          Less than one year                                  ---          ---
          One to five years                                   ---          120
          Greater than five years                             156          ---

19.  PENSION COSTS

     The company operated two defined contribution schemes during the year, one of which was a group scheme. The assets of the schemes were held separately from those of the company, being invested with insurance companies. In respect of the schemes the amount charged represents contributions payable by the company to the fund.

     The pension charge for the year was L29,220 (1995 - L23,614) (1994 - L20,755).

     No contributions were prepaid at the year end (1995 - LNil prepaid) (1994 - LNil prepaid).

20.  ULTIMATE PARENT COMPANY

     The directors regard the following company, incorporated in England, as the ultimate parent company.

          Eurodis Electron Plc     31 May 1996
          Electron House Plc       31 May 1995
          Electron House Plc       31 May 1994

     This is the only company in the group preparing group accounts which include the results of CEM Computers Limited, and copies of these may be obtained from the Secretary at 17 Birkshead Road, Reigate, Surrey, RH2 OAU.

CEM COMPUTERS LIMITED

CASH FLOW STATEMENTS

FOR THE YEARS ENDED 31ST MAY 1996, 1995, AND 1994


CONTENTS                   PAGE

AUDITORS' REPORTS           30

CASH FLOW STATEMENTS        31

NOTES TO THE ACCOUNTS       32

AUDITORS' REPORT TO THE SHAREHOLDERS OF
CEM COMPUTERS LIMITED

     We have audited the Cash Flow Statements on pages 31 to 32 which have been prepared under accounting policies generally acceptable in the United Kingdom.

     Opinion

     In our opinion the Cash Flow Statements give a true and fair view of the company's cash flows for the years ended 31 May 1994, 1995, 1996 and have been properly prepared in accordance with Financial Reporting Standard No. 1 "Cash Flow Statements".


     PRICE WATERHOUSE
     Chartered Accountants
     and Registered Auditors

     Belfast
     Date: 24 April 1997

 CASH FLOW STATEMENTS
                                                    31 MAY   31 MAY   31 MAY
                                                     1996     1995     1994
                                                    L'000    L'000    L'000

NET CASH INFLOW FROM OPERATING
ACTIVITIES  (NOTE 1)                                  193       16    1,642
                                                      ---      ---    -----
RETURNS ON INVESTMENTS AND
SERVICING OF FINANCE

Interest element of finance lease rental payments      (1)      (2)     (13)
Interest paid                                         (39)     (52)     (60)

NET CASH (OUTFLOW) FROM RETURNS ON
INVESTMENTS AND SERVICING OF FINANCE                  (40)     (54)     (73)
                                                      ---      ---      ---
TAXATION

UK corporation tax paid                              (102)      (4)    (174)
UK corporation tax received                           ---      314       13
                                                      ---      ---     ----

TAX (PAID)/RECEIVED                                  (102)     310     (161)
                                                     ----      ---     ----

INVESTING ACTIVITIES

Payments to acquire tangible fixed assets            (261)    (232)    (258)
Receipts from sales of tangible fixed assets           16       56       33
                                                     ----     ----     ----

NET CASH (OUTFLOW) FROM INVESTING
ACTIVITIES                                           (245)    (176)    (225)

NET CASH INFLOW/(OUTFLOW) BEFORE
FINANCING                                            (194)      96    1,183
                                                     ----      ---    -----

FINANCING

Capital element of finance lease rental payments      (19)     (24)     (57)
                                                      ---      ---      ---

NET CASH INFLOW FROM FINANCING
(NOTE 4)                                              (19)     (24)     (57)
                                                      ---      ---      ---

Increase/(decrease) in cash and cash equivalents     (213)      72    1,126
(Notes 2 & 3)                                        ----      ---    -----

1    RECONCILIATION OF OPERATING PROFIT TO NET       31 MAY   31 MAY   31 MAY
     CASH INFLOW FROM OPERATING ACTIVITIES             1996     1995     1994

     Operating profit                                   362      339      300
     Depreciation charges                               233      224      231
     Loss/(Profit) on sale of tangible fixed assets      10       (4)       3
     (Increase)/decrease in stocks                       43     (141)      79
     (Increase)/decrease in debtors                    (602)    (465)     672
      Increase/(decrease) in creditors                  147       63      357
                                                        ---     ----    -----
                                                        193       16    1,642
                                                        ---     ----    -----

2    ANALYSIS OF CHANGES IN CASH AND CASH            31 MAY   31 MAY   31 MAY
     EQUIVALENTS DURING THE YEAR                       1996     1995     1994

     At beginning of year                                84       12   (1,114)
     Net cash inflow/(outflow)                         (213)      72    1,126
                                                       ----      ---   ------
     At end of year                                    (129)      84       12
                                                       ----      ---      ---

3    ANALYSIS OF THE BALANCES OF CASH AND CASH       31 MAY   31 MAY   31 MAY
     EQUIVALENTS AS SHOWN IN THE BALANCE SHEET         1996     1995     1994

     Cash at bank and in hand                            --       84       28
     Bank Overdraft                                    (129)      --      (16)
                                                       ----      ---      ---
                                                       (129)      84       12
                                                       ----      ---      ---

4    ANALYSIS OF CHANGES IN FINANCING                31 MAY   31 MAY   31 MAY
     DURING THE YEAR                                   1996     1995     1994

     FINANCE LEASE OBLIGATIONS

     At beginning of year                                 7       31       88
     Inception of new finance leases                     42       --       --
     Cash inflow/(outflow) from financing               (19)     (24)     (57)
                                                        ---      ---      ---
     At end of year                                      30        7       31
                                                        ---      ---      ---

CEM COMPUTERS LIMITED

UNAUDITED INTERIM PERIOD FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED 30TH NOVEMBER 1996


CONTENTS                                      PAGE

PROFIT AND LOSS ACCOUNT                        34

BALANCE SHEET                                  35

CASH FLOW STATEMENT                            36

NOTES TO THE CASH FLOW STATEMENT               37

NOTES TO THE ACCOUNTS                          38

UNAUDITED PROFIT AND LOSS ACCOUNT FOR THE SIX MONTHS ENDED 30TH NOVEMBER 1996

                                             CEM
                                            L'000

TURNOVER                                    5,888

COST OF SALES                               4,518
                                            -----
GROSS PROFIT                                1,370

Distribution Costs                          1,063
Administrative Expenses                       203
Other operating income                         -
                                            -----

OPERATING PROFIT                              104

Interest payable and similar charges           26
                                            -----

PROFIT ON ORDINARY ACTIVITIES
BEFORE TAXATION                                78

TAXATION ON PROFIT ON ORDINARY
ACTIVITIES                                     12
                                            -----

PROFIT ON ORDINARY ACTIVITIES
AFTER TAXATION                                 66

Dividend payable                               88
                                            -----

RETAINED PROFIT TRANSFERRED
TO RESERVES                                   (22)
                                            -----

UNAUDITED BALANCE SHEET - 30 NOVEMBER 1996

                                              CEM
                                             L'000
FIXED ASSETS
Tangible assets                                 625
                                              -----
                                                625

CURRENT ASSETS

Stock                                           843
Debtors                                       6,025
Cash in hand and at bank                        204
                                              -----
                                              7,072

CREDITORS:
amounts falling due within one year           6,605
                                              -----
NET CURRENT ASSETS                              467
                                              -----
TOTAL ASSETS LESS
CURRENT LIABILITIES                           1,092

CREDITORS:
amounts falling due after one year              121
PROVISION FOR LIABILITIES
AND CHARGES                                      --
                                              -----
                                                971

CAPITAL AND RESERVES

Called up share capital                       1,035
Profit and loss account                         (64)
                                              -----
                                                971
                                              -----

UNAUDITED CASH FLOW STATEMENT FOR SIX MONTHS ENDED 30 NOVEMBER 1996

                                                 30-Nov
                                                  1996
                                                  L'000

NET CASH INFLOW FROM OPERATING
ACTIVITIES (Note 1)                                308
                                                   ---
RETURNS ON INVESTMENT AND
SERVICING OF FINANCE

Interest element of finance lease rental
 payments                                           -
Interest paid                                       -
                                                   ---

NET CASH (OUTFLOW) FROM RETURNS ON
INVESTMENTS AND SERVICING OF FINANCE               (48)
                                                   ---

TAXATION

UK corporation tax paid                             -
UK corporation tax received                         -
                                                   ---
TAX (PAID)/RECEIVED                                 -

INVESTING ACTIVITIES

Payments to acquire tangible fixed assets          (97)
Receipts from sales of tangible fixed assets         9
                                                   ---

NET CASH (OUTFLOW) FROM INVESTING                  (88)
ACTIVITIES

NET CASH INFLOW/(OUTFLOW) BEFORE
FINANCING                                          172
                                                   ---

FINANCING

Capital element of finance lease rental payments   (18)
                                                   ---
NET CASH INFLOW FROM FINANCING
(Note 4)                                           (18)

Increase/(decrease) in cash and cash equivalents
(Notes 2 & 3)                                      154
                                                   ---

NOTES TO CASH FLOW STATEMENT
                                                      30-Nov
1    RECONCILIATION OF OPERATING PROFIT TO NET         1996
     CASH INFLOW FROM OPERATING ACTIVITIES             L'000

     Operating profit                                   (22)
     Depreciation charges                               132
     Loss/(Profit) on sale of tangible fixed assets      -
     (Increase)/decrease in stocks                     (311)
     (Increase)/decrease in debtors                    (280)
     Increase/(decrease) in creditors                   789
                                                       ----
                                                        308
                                                       ----


2    ANALYSIS OF CHANGES IN CASH AND CASH
     EQUIVALENTS DURING THE PERIOD

     At beginning of period                            (129)
     Net cash inflow/(outflow)                          154
                                                       ----
     At end of year                                      25
                                                       ----


3    ANALYSIS OF THE BALANCES OF CASH AND CASH
     EQUIVALENTS AS SHOWN IN THE BALANCE SHEET

     Cash at bank and in hand                           204
     Bank Overdraft                                    (179)
                                                       ----
                                                         25
                                                       ----


4    ANALYSIS OF CHANGES IN FINANCING
     DURING THE YEAR

     FINANCE LEASE OBLIGATIONS

     At the beginning of period                          30
     Inception of new finance leases                     16
     Cash inflow/(outflow) from financing               (18)
                                                       ----
     At end of period                                    28
                                                       ----

NOTES TO THE ACCOUNTS

1.   Basis of Presentation

In the opinion of management, the information furnished herein reflects all adjustments which are necessary for the fair presentation of the results for the periods reported. Certain information and footnote disclosure normally included in financial statements prepared in accordance with generally accepted accounting principles has been omitted.

     (b)  PRO FORMA FINANCIAL INFORMATION

     UNAUDITED PRO FORMA BALANCE SHEET

     The following unaudited pro forma balance sheet has been prepared by combining the consolidated February 29, 1996 balance sheet of UniComp, Inc. and the May 31, 1996 balance sheet of CEM Computers Limited ("CEM"). The acquisition of CEM was accounted for as a purchase. The unaudited pro forma balance sheet should be read in conjunction with the accompanying notes.

     UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

     The following unaudited pro forma statement of operations has been prepared by combining the consolidated February 29, 1996 statement of operations of UniComp, Inc. and the May 31, 1996 statement of operations of CEM. The acquisition of CEM was accounted for as a purchase. The unaudited pro forma statement of operations should be read in conjunction with the accompanying notes.


NOTES TO THE UNAUDITED PRO FORMA BALANCE SHEET

     ASSUMPTIONS

     The unaudited pro forma presentation reflects the consolidation of the historical information of UniComp, Inc. and CEM for the periods presented. The financial information for CEM has been included as of its year ended May 31, 1996.

     PRO FORMA ADJUSTMENT

     No pro forma adjustments were made to the unaudited pro forma balance sheet since the accounting policies of CEM prior to the acquisition were substantially the same as that of the Company.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                                      2/29/96    5/31/96     PRO FORMA
                                                      UNICOMP      CEM      CONSOLIDATED
                                                       000's      000's         000's
Current assets:
     Cash & Cash Equivalents                            1,261       -           1,261
     Accounts and other receivables:
          Trade, net of allowance                       4,722     8,510        13,232
          Receivables from related party                  404        11           415
          Other receivables                               206       -             206
     Inventories                                          716       814         1,530
     Prepaid expenses                                     852       223         1,075
     Other                                                171        46           217
                                                       ------    ------        ------
               Total current assets                     8,332     9,604        17,936
                                                       ------    ------        ------
Property and equipment, net                             2,402     1,007         3,409
                                                       ------    ------        ------
Other assets:
     Acquired and developed software, net of
          accumulated amortization                      4,803       -           4,803
     Goodwill, net of accumulated amortization            694       -             694
     Deferred tax asset                                   349       -             349
     Other                                                 92       -              92
                                                       ------    ------        ------
               Total other assets                       5,938       -           5,938
                                                       ------    ------        ------
               Total assets                            16,672    10,611        27,283
                                                       ------    ------        ------
Current liabilities:
     Accounts payable                                   2,128     7,141         9,269
     Accrued expenses                                   1,196       226         1,422
     Deferred revenues                                  1,663       693         2,356
     Line of credit                                     1,079       197         1,276
     Income taxes payable                                 148       185           333
     Other accrued taxes                                  394       539           933
     Current portion of notes payable                     375        46           421
                                                       ------    ------        ------
               Total current liabilities                6,983     9,027        16,010
                                                       ------    ------        ------
Long-term liabilities:
     Notes payable                                      1,073       -           1,073
     Convertible notes                                  1,980       -           1,980
     Deferred income taxes                                519       -             519
                                                       ------    ------        ------
               Total long-term liabilities              3,572       -           3,572
                                                       ------    ------        ------
               Total liabilities                       10,555     9,027        19,582
                                                       ------    ------        ------
Commitments and contingencies

Stockholders' equity
     Preferred stock                                      -         -             -
     Common stock                                          52         3            55
     Additional contributed capital                     6,230       -           6,230
     Retained earnings                                    476     1,580         2,056
                                                       ------    ------        ------
     Less treasury stock                                 (461)      -            (461)
                                                       ------    ------        ------
     Cumulative translation adjustment                   (180)      -            (180)
                                                       ------    ------        ------
               Total stockholders' equity               6,117     1,584         7,701
                                                       ------    ------        ------
               Total liabilities and
                stockholders equity                    16,672    10,611        27,283
                                                       ------    ------        ------

NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

     ASSUMPTIONS

     The unaudited pro forma presentation reflects the consolidation of the historical information of UniComp, Inc. and CEM for the periods presented. The financial information for CEM has been included as of its year ended May 31, 1996.

     PRO FORMA ADJUSTMENT

     No pro forma adjustments were made to the unaudited pro forma statement of operations since the accounting policies of CEM prior to the acquisition were substantially the same as that of the Company.

UNAUDITED PRO FORMA CONSOLIDATED
STATEMENT OF OPERATIONS


                                           2/29/96     5/31/96            PRO FORMA
                                           UNICOMP       CEM      CONSOLIDATED
                                            000's       000's        000's
Revenues:
     Services                                9,078       3,989       13,067
     Software                                7,697         -          7,697
     Equipment                               5,516      19,219       24,735
     Sound Systems                             -           -            -
                                            ------      ------       ------
          Total Revenue                     22,291      23,208       45,499
                                            ------      ------       ------

Cost of Sales
     Services                                1,705       1,043        2,748
     Software                                1,980           -        1,980
     Equipment                               4,293      17,343       21,636
     Sound Systems                             -           -            -
                                            ------      ------       ------
          Total cost of sales                7,978      18,386       26,364
                                            ------      ------       ------
Gross Profit                                14,313       4,822       19,135
                                            ------      ------       ------
Selling, general and administrative
 expenses                                   11,048       3,989       15,037
Depreciation expense                           710         276          986
                                            ------      ------       ------
     Total operating expenses               11,758       4,264       16,022
                                            ------      ------       ------
Operating income                             2,555         557        3,112

Other income (expense):
     Other, net                                (42)          -          (42)
     Interest, net                            (251)        (62)        (313)
                                            ------      ------       ------
          Total other income (expense)        (293)        (62)        (355)

Income before provision for income taxes     2,262         496        2,758
                                            ------      ------       ------

Provision for income taxes                    (203)       (262)        (465)
                                            ------      ------       ------

Net income                                  $2,059        $234       $2,293
                                            ------      ------       ------
                                            ------      ------       ------

Earnings per share                           $0.40                    $0.44
                                         ---------                ---------
Weighted average number of shares        5,188,092                5,188,092

     (c) EXHIBITS

     Exhibit No.                             Description
     ----------                              -----------

     Exhibit 2.1 Share Sale Agreement by and between the Registrant and Eurodis Electron Plc dated February 20, 1997 (Previously filed with form 8-K filed on March 6, 1997)

                                  SIGNATURES

     Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on the 5th day of May, 1997.

                           UNICOMP, INC.

                           By: /s/ STEPHEN A. HAFER
                              -------------------------------------------
                               Stephen A. Hafer
                               Chairman of the Board, President and Chief
                               Executive Officer